EXHIBIT 16


                         [Grant Thornton LLP Letterhead]



August 22, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      Oak Tree Medical Systems, Inc.
                           ------------------------------

Ladies and Gentlemen:

We have read the statements made by Oak Tree Medical Systems, Inc. included under Item 4 of its Form 8-K dated August 17, 2000, and we agree with the statements concerning our Firm contained therein.

Yours very truly,


/s/ GRANT THORNTON LLP